Page No. 18
          Waverly, Inc.

                                    EXHIBIT 11
                                    ----------

          Computation of Earnings Per Share
          (in thousands of dollars - except per share amounts)
          ----------------------------------------------------------------------------------
                                                Three Months Ended         Six Months Ended

                                                      June 30,                  June 30,                               30,
          ----------------------------------------------------------------------------------
                                                  1997        1996          1997        1996
          ----------------------------------------------------------------------------------
          Net Earnings:                         $2,473      $1,881        $3,157      $2,420

          Primary earnings                      $2,473       $1,881       $3,157      $2,420
          ----------------------------------------------------------------------------------
          Fully diluted earnings                $2,473       $1,881       $3,157      $2,420
          ----------------------------------------------------------------------------------
          Weighted average shares outstanding    8,931        8,895        8,929       8,889

          Dilutive common stock equivalents for
            primary earnings per share             404          451          414         436
          ----------------------------------------------------------------------------------
          Weighted average shares and common
            equivalent shares outstanding
            for primary earnings per share       9,335        9,346        9,343      9,325

          Additional equivalent shares
            assuming full dilution                   8            6            0         10
          ----------------------------------------------------------------------------------
          Weighted average shares and common
            equivalent shares for fully
            diluted earnings per share           9,343        9,352        9,343      9,335
          ----------------------------------------------------------------------------------
          Earnings per share

            Primary                              $0.27        $0.20        $0.34      $0.26
          ==================================================================================
            Fully Diluted (1)                    $0.27        $0.20        $0.34      $0.26
          ==================================================================================

          (1)  Not presented on the Consolidated Statements of Income because fully diluted earnings per share had a differential less than 3% of primary earnings per share.
